UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2014

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 15, 2014, Corsicanto Limited, a private limited company incorporated under the laws of Ireland (“Corsicanto”) and a wholly owned subsidiary of Amarin Corporation plc (the “Company”), and the Company entered into separate, privately negotiated exchange agreements with certain holders of its outstanding 3.50% Exchangeable Senior Notes due 2032 issued on January 9, 2012 (the “Existing Notes”) pursuant to which Corsicanto will exchange $118.734 million in aggregate principal amount of the Existing Notes for $118.734 million in aggregate principal amount of new 3.50% May 2014 Exchangeable Senior Notes due 2032 (the “New Notes”) (the “Exchange Transactions”). Following the closing of the Exchange Transactions, $31.266 million in aggregate principal amount of the Existing Notes will remain outstanding with terms unchanged. The Exchange Transactions are expected to close on May 20, 2014, subject to customary closing conditions.

The New Notes will be issued pursuant to an Indenture (the “Indenture”), to be entered into by the Company, Corsicanto and Wilmington Trust, National Association, as trustee (the “Trustee”). The New Notes will be the senior unsecured obligations of Corsicanto and will be guaranteed by the Company. The New Notes will bear interest at a rate of 3.50% per annum from, and including, January 15, 2014, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014. The New Notes will mature on January 15, 2032, unless earlier repurchased or redeemed by Corsicanto or exchanged by the holders.

At any time after the issuance of the New Notes and prior to the close of business on the second business day immediately preceding January 15, 2032, holders may exchange their New Notes at their option. If prior to January 15, 2018, a make-whole fundamental change (as defined in the Indenture) occurs or the Company elects to redeem the New Notes in connection with certain changes in tax law, in each case as described in the Indenture, and a holder elects to exchange its New Notes in connection with such make-whole fundamental change or election, as the case may be, such holder may be entitled to an increase in the exchange rate as described in the Indenture.

The exchange rate will initially be 384.6154 ADSs per $1,000 principal amount of the New Notes (equivalent to an initial exchange price of approximately $2.60 per ADS (the “Exchange Price”)), subject to adjustment in certain circumstances. The initial exchange price for the New Notes represents an approximately 71% exchange premium over the last reported sale price of the ADSs on The NASDAQ Global Market on May 14, 2014, which was $1.52 per ADS. Upon exchange, the New Notes are to be settled in ADSs. The exchange rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the payment of cash dividends.

Prior to January 19, 2018, Corsicanto may not redeem the New Notes at its option other than in connection with certain changes in the tax law of a relevant taxing jurisdiction that results in additional amounts (as defined in the Indenture) becoming due with respect to payments and/or deliveries on the New Notes. On or after January 19, 2018, Corsicanto may redeem for cash all or a portion of the New Notes at a redemption price of 100% of the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. If a Fundamental Change (as defined in the Indenture) occurs, holders may require Corsicanto to repurchase all or part of their New Notes for cash at a Fundamental Change repurchase price equal to 100% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but not including, the Fundamental Change repurchase date. In addition, holders of the New Notes may require Corsicanto to repurchase all or any portion of the New Notes on each of January 19, 2019, January 19, 2024 and January 19, 2029 for cash at a price equal to 100% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Corsicanto may elect at its option to cause all or any portion of the New Notes to be mandatorily exchanged in whole or in part at any time prior to the close of business on the business day preceding January 15, 2032 if the Daily VWAP (as defined in the Indenture) equals or exceeds 110% of the Exchange Price then in effect for at least 20 VWAP Trading Days (as defined in the Indenture) in any 30 VWAP Trading Day period. Corsicanto may only exercise its optional exchange rights upon satisfaction of specified equity conditions, including that the ADSs issuable upon exchange of the New Notes be eligible for resale without registration by non-affiliates and listed on The NASDAQ Global Market, its related exchanges or the New York Stock Exchange. If Corsicanto elects to exercise its optional exchange rights on or prior to January 15, 2018, each holder whose New Notes are exchanged will upon exchange receive a specified number of additional ADSs as set forth in the Indenture.

The Indenture will contain customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving Corsicanto) occurs and is continuing, the Trustee by notice to Corsicanto, or the holders of at least 25% in principal amount of the outstanding New Notes by notice to Corsicanto and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the New Notes to be due and payable.

Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving Corsicanto, 100% of the principal of and accrued and unpaid interest, if any, on all of the New Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture will provide that, to the extent Corsicanto elects and for up to 360 days, the sole remedy for an event of default relating to certain failures by Corsicanto or the Company, as the case may be, to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the New Notes.

Corsicanto has agreed to use its commercially reasonable efforts to procure the listing of the New Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom) prior to July 15, 2014, which will be the first interest payment date for the New Notes.

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (which will include the form of the New Note). A copy of the Indenture (which will include the form of the New Note) is expected to be attached as an exhibit to a Current Report on Form 8-K to be filed by the Company following the closing of the Exchange Transactions.

On May 15, 2014, the Company issued a press release with respect to the transactions described above. A copy of this press release is furnished as Exhibit 99.1 hereto.

The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The New Notes and any ADSs that may be issued upon exchange of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the proposed Exchange Transactions, the principal amount of the Existing Notes subject to the exchange and the resulting allocation of principal between the Existing Notes and New Notes, and the applicable conversion price of the New Notes. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions, actions by our exchange counterparties prior to the closing of the Exchange Transactions, our ability to continue to commercialize and increase market acceptance of Vascepa® (icosapent ethyl), our continued interactions with the FDA, the inherent uncertainties of maintaining intellectual property rights and protections, our ability to successfully operate under current and future collaboration arrangements, and the results of our current and future clinical trials. A further list and description of these risks, uncertainties and other risks associated with an investment in the Company can be found in Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 15, 2014.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 15, 2014.